Exhibit 5(b)

Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, NY 10019-6022

tel (212) 259-8000
fax (212) 259-6333
December 9, 2009
Avista Corporation
1411 East Mission Avenue
Spokane, WA 99202
Ladies and Gentlemen:
We are acting as counsel to Avista Corporation, a Washington corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of (1) secured debt securities (the “Secured Debt Securities”) under the Mortgage and Deed of Trust, dated as of June 1, 1939, as amended and supplemented (the “Mortgage”), from the Company to Citibank, N.A., as trustee, (2) unsecured debt securities (the “Unsecured Debt Securities”, and, together with the Secured Debt Securities, the “Debt Securities”) under the Indenture, dated as of April 1, 1998 (the “Indenture”), from the Company to The Bank of New York, as successor trustee, (3) shares of the Company’s Preferred Stock, cumulative, no par value (the “New Preferred Shares”), and (4) shares of the Company’s common stock, no par value (the “New Common Shares”), to be issued and sold from time to time by the Company in one or more public offerings.
We have examined (1) the Registration Statement, (2) the Company’s Restated Articles of Incorporation, as amended, and By-Laws, (3) a Certificate of Existence/Authorization with respect to the Company issued by the Secretary of State of the State of Washington, (4) the Mortgage, (5) the Indenture and (6) various corporate records and other documents relating to the authorization of the issuance and sale by the Company of securities. We have also examined such other documents and satisfied ourselves as to such other matters as we have deemed necessary in order to deliver this letter.
On the basis of the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that:
     (1) when (a) the regulatory approvals referred to in the letter of even date herewith addressed to you by Marian M. Durkin, Esq., a Senior Vice President, the
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General Counsel and the Chief Compliance Officer of the Company, which is being filed as Exhibit 5(a) to the Registration Statement (the “Opinion of General Counsel”) have been issued and (b) the Debt Securities have been issued, sold and paid for as contemplated in the Registration Statement, the Debt Securities will be legally issued and will be binding obligations of the Company, except as limited by laws and principles of equity relating to or affecting generally the enforcement of mortgagees’ and other creditors’ rights including, without limitation, bankruptcy and insolvency laws (such laws and principles of equity being hereinafter called, collectively, the “Exceptions”);
     (2) when (a) the regulatory approvals referred to in the Opinion of General Counsel have been issued and (b) the New Preferred Shares have been issued, sold and paid for as contemplated in the Registration Statement, the New Preferred Shares will be legally issued, fully paid and non-assessable; and
     (3) when the New Common Shares are issued and delivered as contemplated in the Registration Statement, the New Common Shares will be legally issued, fully paid and non-assessable.
For the purposes of the opinions expressed above, we have assumed that the Debt Securities, the New Preferred Shares and the New Common Shares will be issued and sold in compliance with the regulatory approvals referred to in the Opinion of General Counsel and with the authorization of the Company’s Board of Directors, and, to the extent that the number of New Common Shares issued exceeds 1,250,000, that all regulatory approvals requisite to the issuance of such additional shares have been obtained.
The opinions expressed above are limited to the laws of the States of New York, Washington, Idaho, Montana and Oregon and the federal laws of the United States. To the extent that the opinions expressed above relate to or are dependent upon matters governed by the law of the State of Washington, Idaho, Montana or Oregon, we have relied upon the opinions expressed in the Opinion of General Counsel, subject to the same assumptions, limitations and qualifications with respect to such matters as are set forth in the Opinion of General Counsel, and have assumed all other legal conclusions set forth therein.
Marian M. Durkin, Esq. is authorized to rely upon the opinions expressed in this letter as to all matters governed by the federal securities laws, the Federal Power Act, as amended, or the Public Utility Holding Company Act of 2005.
We hereby consent to the filing of this letter as Exhibit 5(b) to the Registration Statement and to the references to our firm, as counsel, in the Registration Statement and in the prospectus contained therein. In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Dewey & LeBoeuf LLP
Dewey & LeBoeuf LLP